Exhibit 99.1

Press Release
www.shire.com

Shire Announces Business Update at 36th Annual J.P. Morgan Healthcare Conference

•	Projects continued strong growth as the global leader in rare diseases, led by the immunology franchise

•	Will operate as two divisions: Rare Disease and Neuroscience, to enable increased focus, investment and growth

•	Target Non GAAP Net Debt to EBITDA* ratio of less than 2.5x by end of 2018

Dublin, Ireland – January 8, 2018 – Shire plc (LSE: SHP, NASDAQ: SHPG) (‘Shire’ or the ‘Company’), continues to progress its strategy as the leading global biotech company focused on rare diseases. Shire expects continued revenue growth driven by a diverse portfolio of leading brands including those within its Immunology franchise, which grew 21% in the first three quarters of 2017 on a pro forma basis. In addition, Shire continues to have a promising late stage pipeline with fifteen programs currently in Phase 3. The Company projects total revenues to reach $17-18 billion by 2020.

In August 2017, Shire announced that it was conducting a strategic review of its neuroscience business. Following the first stage of this review, the Board has concluded that the neuroscience business warrants additional focus and investment and that there is a strong business rationale for creating two distinct business divisions within Shire: a Rare Disease Division and a Neuroscience Division. Each division will benefit from sharper management focus, greater strategic clarity, and an increased ability to deploy resources to key growth priorities. The Board believes this will be an important first step in enabling both divisions to maximize mid- to long-term product sales, cash generation, and innovation.

Shire expects to report the operational performance metrics of each division separately beginning with the first quarter of 2018. The second stage of the review will include continuing to evaluate all strategic alternatives, including the merits of an independent listing for each of the two divisions. The Company will give an update on the second stage of the review in the second half of 2018.

In addition, the Company confirms that its debt repayment schedule remains on track and announces a target Non GAAP Net Debt to EBITDA ratio of below 2.5x by the end of 2018, excluding the effect of any bolt-on acquisitions or licensing transactions.

Flemming Ornskov, M.D., M.P.H., Chief Executive Officer, Shire said: “Shire has undergone a significant transformation over the last five years creating two market-leading businesses with distinct profiles and future needs. Simultaneously, Shire has established a strong track record of growth and execution. Our new Rare Disease and Neuroscience Divisions will be well positioned for growth, profitability, innovation, and serving the needs of patients. We are also pleased with our continued progress on delevering and will now be targeting a Non GAAP Net Debt to EBITDA* ratio of below 2.5x by the end of 2018.”

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* Non GAAP EBITDA consists of Operating Income from Continuing Operations less Amortization, Depreciation and certain Non GAAP adjustments. Non GAAP net debt represents cash and cash equivalents less short- and long-term borrowings, capital leases and other debt.

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Rationale for Divisional Structure

The rare disease and neuroscience businesses have distinct strategic priorities. Following the creation of the two divisions, Rare Disease and Neuroscience will be better positioned to deliver their full potential, enabling them to maximize mid- to long-term product sales, innovation, and profitability. Shire will use 2018 to optimize the portfolio for each of these two divisions, which may include business development activities such as partnerships, licensing agreements, and bolt-on acquisitions.

•	Rare Disease division: Shire’s rare disease business has a recognized track record of sustained growth and will build on its leading market position, investing both organically and inorganically to further enhance its innovative pipeline.

Approximately 70% of Shire’s revenues, as of September 30, 2017 on a trailing 12 month basis, were from rare disease products, and multiple franchises continue to be poised for growth in 2018. Shire expects increased demand for HYQVIA and CUVITRU from our Immunology franchise, which grew 21% in the first three quarters of 2017 on a pro forma basis. Shire expects to continue to be the leader in the Hematology space with key brands such as ADVATE and ADYNOVATE, and the anticipated introduction of MyPKFit in the US in 2018. Shire also anticipates that Internal Medicine will see an increased demand for NATPARA (hypoparathyroidism) and GATTEX (short bowel syndrome), while Ophthalmics should benefit from US and global growth of XIIDRA (dry eye disease), The Rare Disease division will have a robust late-stage pipeline including SHP643 for hereditary angioedema, SHP620 for CMV infection in transplant patients, which just received breakthrough designation from the FDA as well as orphan drug designation, SHP607 for the prevention of respiratory morbidity in premature infants, and SHP621 for eosinophilic esophagitis, all of which are subject to positive pivotal data and regulatory approval.

•	Neuroscience division: Neuroscience has long delivered strong top-line growth and continued leadership in ADHD, beginning more than twenty years ago with ADDERALL and later ADDERALL XR. Since then, Shire has continued to grow in the space through innovation resulting in products like INTUNIV, VYVANSE, and the recent launch of MYDAYIS in the US.

The Neuroscience division will build on this industry-leading platform with a focus on neuropsychiatry more broadly. Shire expects it will drive growth in the future by expanding internationally and into adjacencies through disciplined R&D and business development. Shire will continue to launch and grow in key international markets with both VYVANSE and INTUNIV to treat both pediatric and adult ADHD. The division’s pipeline will include SHP680 for multiple neurological conditions and BUCCOLAM in the US.

Delevering targets

Shire has remained highly cash generative in 2017 and made good progress with its plans to reduce its Non GAAP Net Debt* following the acquisition of Baxalta in 2016. With continued strong cash generation, Shire anticipates its Non GAAP Net Debt* to further decline during the course of 2018 and today announces a target Non GAAP Net Debt to EBITDA* ratio of below 2.5x by the end of 2018, excluding the effect of any bolt-on acquisitions or licensing transactions.  Shire also reiterates that its 2018 capital allocation priorities remain unchanged—investing in organic growth, reducing leverage, maintaining a progressive dividend policy, and in the event of surplus capital the consideration of selective in-licensing and bolt-on business development opportunities, as well as the consideration of share buybacks.

Live audio webcast:

A live audio webcast of Dr. Ornskov’s J.P. Morgan Healthcare Conference presentation and the questions & answers session will be available on Shire's Investor website at http://investors.shire.com/presentations-and-reports today at 10:30am PST / 1:30pm EST / 6:30pm GMT. Subsequently, a replay of the webcast will be available on this same website for approximately 90 days.

For further information from Shire please contact:

Investor Relations
Christoph Brackmann	christoph.brackmann@shire.com	+41 79 543 3259
Sun Kim	sun.kim@shire.com	+1 617 588 8175
Robert Coates	rcoates@shire.com	+44 203 549 0874
Media
Lisa Adler	lisa.adler@shire.com	+1 617 588 8607
Katie Joyce	kjoyce@shire.com	+1 781 482 2779

NOTES TO EDITORS

Stephen Williams, Deputy Company Secretary, is responsible for arranging the release of this announcement.

Inside Information

This announcement contains inside information.

About Shire

Shire is the global leader in serving patients with rare diseases. We strive to develop best-in-class therapies across a core of rare disease areas including hematology, immunology, genetic diseases, neuroscience, and internal medicine with growing therapeutic areas in ophthalmics and oncology. Our diversified capabilities enable us to reach patients in more than 100 countries who are struggling to live their lives to the fullest.

We feel a strong sense of urgency to address unmet medical needs and work tirelessly to improve people’s lives with medicines that have a meaningful impact on patients and all who support them on their journey.

www.shire.com

Forward-Looking Statements

Statements included herein that are not historical facts, including without limitation statements concerning future strategy, plans, objectives, expectations and intentions, projected revenues, the anticipated timing of clinical trials and approvals for, and the commercial potential of, inline or pipeline products, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, the following:

•	Shire’s products may not be a commercial success;

•	increased pricing pressures and limits on patient access as a result of governmental regulations and market developments may affect Shire’s future revenues, financial condition and results of operations;

•	Shire conducts its own manufacturing operations for certain of its products and is reliant on third party contract manufacturers to manufacture other products and to provide goods and services. Some of Shire’s products or ingredients are only available from a single approved source for manufacture. Any disruption to the supply chain for any of Shire’s products may result in Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis for some period of time;

•	the manufacture of Shire’s products is subject to extensive oversight by various regulatory agencies. Regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to, among other things, significant delays, an increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

•	certain of Shire’s therapies involve lengthy and complex processes, which may prevent Shire from timely responding to market forces and effectively managing its production capacity;

•	Shire has a portfolio of products in various stages of research and development. The successful development of these products is highly uncertain and requires significant expenditures and time, and there is no guarantee that these products will receive regulatory approval;

•	the actions of certain customers could affect Shire’s ability to sell or market products profitably. Fluctuations in buying or distribution patterns by such customers can adversely affect Shire’s revenues, financial conditions or results of operations;

•	Shire’s products and product candidates face substantial competition in the product markets in which it operates, including competition from generics;

•	adverse outcomes in legal matters, tax audits and other disputes, including Shire’s ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on the Company’s revenues, financial condition or results of operations;

•	inability to successfully compete for highly qualified personnel from other companies and organizations;

•	failure to achieve the strategic objectives, including expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits at the time anticipated or at all with respect to Shire’s acquisitions, including NPS Pharmaceuticals Inc., Dyax Corp. or Baxalta Incorporated may adversely affect Shire’s financial condition and results of operations;

•	Shire’s growth strategy depends in part upon its ability to expand its product portfolio through external collaborations, which, if unsuccessful, may adversely affect the development and sale of its products;

•	a slowdown of global economic growth, or economic instability of countries in which Shire does business, as well as changes in foreign currency exchange rates and interest rates, that adversely impact the availability and cost of credit and customer purchasing and payment patterns, including the collectability of customer accounts receivable;

•	failure of a marketed product to work effectively or if such a product is the cause of adverse side effects could result in damage to Shire’s reputation, the withdrawal of the product and legal action against Shire;

•	investigations or enforcement action by regulatory authorities or law enforcement agencies relating to Shire’s activities in the highly regulated markets in which it operates may result in significant legal costs and the payment of substantial compensation or fines;

•	Shire is dependent on information technology and its systems and infrastructure face certain risks, including from service disruptions, the loss of sensitive or confidential information, cyber-attacks and other security breaches or data leakages that could have a material adverse effect on Shire’s revenues, financial condition or results of operations;

•	Shire incurred substantial additional indebtedness to finance the Baxalta acquisition, which has increased its borrowing costs and may decrease its business flexibility;

•	Our ongoing strategic review of our Neuroscience franchise may distract management and employees and may not lead to improved operating performance or financial results; there can be no guarantee that, once completed, our strategic review will result in any additional strategic changes beyond those that have already been announced; and

a further list and description of risks, uncertainties and other matters can be found in Shire’s most recent Annual Report on Form 10-K and in Shire’s subsequent Quarterly Reports on Form 10-Q, in each case including those risks outlined in “ITEM 1A: Risk Factors”, and in Shire’s subsequent reports on Form 8-K and other Securities and Exchange Commission filings, all of which are available on Shire’s website.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by applicable law, we do not undertake any obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

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